EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statements on Form S-1 of our report dated April 12, 2023, relating to the consolidated financial statements of Cosmos Health Inc. and its subsidiaries, for the year ended December 31, 2022.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.

ArmaninoLLP
San Ramon, California

October 28, 2024